Exhibit 99.1

Intellinetics, Inc. Completes Convertible Debt Financing
in Anticipation of Sales Growth via New Reseller Agreements

Two Large Channel Partners to Launch Their Sales Efforts This Quarter

COLUMBUS, OH – (Feb 2, 2017) – Intellinetics, Inc. (OTCQB: INLX), an Enterprise Content Management (ECM) software company focused on IntelliCloudTM (a cloud-based document management solution for the Small to Medium Business (SMB) market and business teams within large enterprises), announced it has closed the final tranche of a convertible promissory notes financing and raised a total of $1.25 million.

Our two largest new channel partners are launching their sales efforts this quarter (Q1’17). The funds raised from the offering will be used for operations and investments in support of those launches and other similar initiatives where IntelliCloud will be integrated into the managed services and solutions provided to large dealer eco-systems.

We expect these launches and subsequent rollouts will be important steps in growing our sales through channel partners throughout the year and beyond. We also expect to add additional significant distribution partners and are positioning ourselves for that growth.

Matthew L. Chretien, President and CEO of Intellinetics said, “It’s encouraging to see the continued strong support of our investor community. The financing will enable us to ensure the right resources and programs are in place to sustainably grow our cloud revenue and support our strategic partners as they launch their initial sales efforts in the market. I firmly believe 2017 will be the tipping point for this channel and the entire company.”

IntelliCloudTM – Powered by the Intel® NUC

IntelliCloud is a cloud-based document management platform that is optimized for the vast SMB market segment and business teams within large enterprises who are stuck with paper in business-critical processes. Thousands and thousands of people at any given moment depend upon IntelliCloud to perform their work. IntelliCloud, which is strategically packaged with Intel technology, provides Law Enforcement Grade security and compliance tools and is supported by a growing network of market-leading reseller partners. Resellers often attach IntelliCloud to the software, hardware, and/or services they already sell without the sales or technical complexity of other less effective options in the market.

About Intellinetics, Inc.

Intellinetics, Inc. is a Columbus, Ohio-based ECM software company. Intellinetics partnered with Intel to create the IntelliCloud Channel Program that makes it easy to add turnkey document workflow solutions to the copiers, productivity software and services they already provide. IntelliCloud provides dealers a “deploy once, use many” innovation where one IntelliCloud customer sale/activation creates endless possibilities to add other software applications that deliver more value and increase revenue. For additional information, please visit:  www.intellinetics.com.

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding future business associated with any channel partner, distribution partner, or other reseller; Intellinetics’ future revenues and growth including 2017; market penetration; and other intentions, beliefs, expectations, representations, projections, plans or strategies regarding future growth, financial results, and other future events are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with the effect of changing economic conditions, trends in the products markets, variations in the company’s cash flow or adequacy of capital resources, market acceptance risks, the success of our channel partners and distribution partners, technical development risks, and other risks and uncertainties discussed in the company’s most recent annual report on Form 10-K and subsequently filed Form 10-Qs and Form 8-Ks. The company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics and its Affiliates on its website or at www.intellinetics.com or at www.sec.gov.

CONTACT:

Terri MacInnis, VP of Investor Relations

Bibicoff + MacInnis, Inc.

818.379.8500 terri@bibimac.com